Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253117

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 24, 2022

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 2, 2021)

            Shares of Common Stock

Common Warrants to Purchase up to            Shares of Common Stock

Pre-Funded Warrants to Purchase up to            Shares of Common Stock

Representative Warrants to Purchase up to            Shares of Common Stock (and the Shares of Common Stock issuable upon the Exercise of the Common Warrants, Pre-Funded Warrants, and the Representative Warrants)

We are offering                shares of our common stock, par value $0.01 per share, and warrants to purchase up to                shares of common stock, or the Common Warrants, pursuant to this prospectus supplement and the accompanying prospectus. Each share of our common stock is being sold together with one Common Warrant to purchase one share of our common stock. The exercise price of each Common Warrant will equal $                per share. Each Common Warrant will be immediately exercisable for a five-year period after the date of issuance. The shares of our common stock and the Common Warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

We are also offering pre-funded warrants to purchase an aggregate of                shares of common stock, or the Pre-Funded Warrants, in lieu of shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates and certain related parties, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant is exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant is equal to the price at which a share of common stock is sold to the public in this offering, minus $0.01, and the exercise price of each Pre-Funded Warrant is $0.01 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. In this prospectus supplement, we refer to the Common Warrants and Pre-Funded Warrants together as the “Warrants.” This prospectus supplement also relates to the offering of common stock issuable upon exercise of such Warrants.

We have engaged H.C. Wainwright & Co., LLC, or the underwriter, as the sole book-running manager in connection with this offering. We have agreed to pay the underwriter the fees set forth in the table below. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue warrants to purchase up to                shares of our common stock (which represents 6.0% of the shares of our common stock sold in this offering, including pursuant to the option to purchase additional shares described below and the shares of common stock issuable upon the exercise of the Pre-Funded Warrants), or the Representative Warrants, to the underwriter as part of the compensation payable to the underwriter. The Representative Warrants will have an exercise price of $                per share (which represents 125% of the offering price per share of common stock sold in this offering) and will be immediately exercisable and expire five years from the commencement of sales in this offering. We are also registering pursuant to this prospectus supplement and the accompanying prospectus the shares of common stock issuable upon exercise of the Representative Warrants. See “Underwriting” beginning on page S-5 of this prospectus supplement for more information.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BXRX.” There is no established trading market for the Warrants and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

The last reported sale price of our common stock on The Nasdaq Capital Market on February 23, 2022, was $3.88 per share.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we are eligible for reduced public company reporting requirements. Please see “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page 7 of the accompanying prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total
Offering price	$	$	$
Underwriter discounts(1)	$	$	$
Proceeds, before expenses, to us(2)	$	$	$

(1)

In addition, we have agreed to (i) pay the underwriter a management fee of 1.0% of the aggregate gross proceeds raised in this offering and pay for certain expenses and (ii) issue the underwriter or its designees at the closing of this offering warrants to purchase the number of shares of common stock equal to 6.0% of the aggregate number of shares of common stock sold in this offering, or the Representative Warrants, including shares underlying the Pre-Funded Warrants sold in this offering and including shares sold upon exercise of the option to purchase additional shares of common stock. See “Underwriting” beginning on page S-19 for additional information regarding compensation payable to the underwriter.

(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the Warrants being issued in this offering.

We have granted the underwriter an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to                 additional shares of our common stock at the public offering price of $                per share, and/or Common Warrants to purchase up to                shares of our common stock at the public offering price of $                per Common Warrant, less underwriting discounts and commissions. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $                and the total proceeds to us, before expenses, will be $                , excluding potential proceeds from the exercise of the Warrants.

We anticipate that delivery of the securities will be made on or about March    , 2022.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

H.C. Wainwright & Co.

The date of this prospectus supplement is March    , 2022

Accompanying Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus supplement,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.

You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

Solely for convenience, tradenames referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference appear without the ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these tradenames.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock. Unless the context requires otherwise, references in this prospectus supplement to “Baudax,” “we,” “us” and “our” refer to Baudax Bio, Inc. and our subsidiaries.

Overview

We are a pharmaceutical company primarily focused on commercializing and developing innovative products for hospital and related acute care settings. We believe that we can bring valuable therapeutic options for patients, prescribers and payers to the hospital and related acute care markets.

In mid-2020, we launched our first commercial product, ANJESO, in the United States. ANJESO is the first and only 24-hour, intravenous, or IV, analgesic agent. ANJESO is a COX-2 preferential, non-steroidal anti-inflammatory, or NSAID, for the management of moderate to severe pain, which can be administered alone or in combination with other non-NSAID analgesics. Because of delayed onset of analgesia, ANJESO alone is not recommended for use when rapid onset of analgesia is required. We have successfully completed three Phase III clinical trials, including two pivotal efficacy trials, a large double-blind Phase III safety trial and a Phase IIIb program evaluating ANJESO and its health economic impact in specific surgical settings. We continue to evaluate strategic partnerships to commercialize ANJESO outside of the United States.

We commenced our commercial launch of ANJESO in June of 2020. We utilize an internal sales team and collaborate with third parties who market ANJESO to health care professionals at called-on institutions for the commercialization of ANJESO in the United States. The Centers for Medicare and Medicaid Services, or CMS, established a unique J-code for ANJESO in the fourth quarter of 2020, expiring June 30th, 2023. ANJESO has transitional pass through status under traditional Medicare plans for a period of 3 years. We have also entered into agreements with leading group purchasing organizations in the U.S., including Vizient Inc., Premier Inc. and HealthTrust, as well as one of the top 3 integrated delivery networks that serves over 12 million patients nationwide, for availability of ANJESO to their member institutions. In September 2021, we signed an agreement for terms of availability with a leading operator of surgical facilities and ancillary services nationally, with over 150 locations nationwide, which became effective October 1, 2021. In addition, ANJESO is currently approved for use within the Department of Veterans Affairs, the Department of Defense, Indian Health Service, 340B covered entities, and multiple state Medicaid programs.

Our pipeline also includes other early-stage product candidates, including two novel neuromuscular blocking agents, or NMBs, and a related proprietary chemical reversal agent and Dex-IN, a proprietary intranasal formulation of dexmedetomidine, or Dex, an alpha-2 adrenergic agonist that we are evaluating for possible partnering.

Recent Developments

Reverse Stock Split

On February 15, 2022, we filed Articles of Amendment to the Company’s Articles of Incorporation, as amended, with the Secretary of State of the Commonwealth of Pennsylvania, to effect a reverse stock split of our common stock at a rate of 1-for-35, which became effective as of February 16, 2022. The reverse stock split did not have any impact on the number of authorized shares of common stock. Unless otherwise noted, the share and per share information in this prospectus reflects the reverse stock split of our outstanding common stock at a 1-for-35 ratio, effective as of February 16, 2022.

ANJESO Update

100 institutions have added ANJESO to their formulary in 2021 for a total of 200 formulary approvals since launch. The number of vials sold to end-customers has increased 32% in the fourth quarter of 2021 versus the third quarter of 2021. The number of vials sold to ambulatory surgical centers increased 45% during the same time period. The average quarterly orders per account increased over 23% in the fourth quarter of 2021 versus the third quarter of 2021 and the re-order rate grew to nearly 70% with a deepening usage pattern.

Cash and Cash Equivalents

As of December 31, 2021, we had $15.9 million in cash and cash equivalents. This amount will not meet our capital requirements over the next 12 months. Based on this estimate, we will need to raise significant additional capital in order to fund our future operations. We have based this estimate on assumptions that may prove to be wrong, and our operating and capital requirements may change as a result of many factors currently unknown to us.

This preliminary financial information is subject to completion, and is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, we have not reported our financial results for year ended December 31, 2021, and our actual results could be materially different from this preliminary financial information.

In addition, KPMG LLP, our independent registered public accounting firm, has not completed its audit of this preliminary financial information and does not express an opinion or any other form of assurance with respect to this preliminary financial information. During the course of the preparation of our financial statements and related notes as of and for the year ended December 31, 2021, we may identify items that would require us to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information regarding our operating data not provided. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles.

Corporate Information

We were incorporated as a Delaware corporation in 2015 and converted to a Pennsylvania corporation in September 2019. Our principal executive offices are located at 490 Lapp Road, Malvern, PA 19355, and our telephone number is (484) 395-2440.

Available Information

Our website address is www.baudaxbio.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus supplement and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at www.sec.gov.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or JOBS Act. We will remain an emerging growth company until December 31, 2024, unless our gross revenue exceeds $1.07 billion in any fiscal year before that date, we issue more than $1.0 billion of non-convertible debt in any three-year period before that date or the market value of our common stock held by non-affiliates exceeds $700.0 million as of the last business day of the second fiscal quarter of any fiscal year before that date. We have elected to take advantage of certain of the scaled disclosure available for emerging growth companies in this prospectus supplement as well as our filings under the Exchange Act including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. We will take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

The JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

THE OFFERING

Common stock offered by us	shares of common stock.

Common Warrants	We are also offering Common Warrants to purchase up to shares of common stock. The exercise price of each Common Warrant will be $ per share. Each Common Warrant will be immediately exercisable for a five-year period after the date of issuance. This prospectus supplement also relates to the offering of the common stock issuable upon exercise of such Common Warrants. See “Description of Securities we are Offering” for a discussion on the terms of the Common Warrants.

Pre-Funded Warrants	We are also offering Pre-Funded Warrants to purchase shares of common stock The purchase price of each Pre-Funded Warrant is equal to the price at which the share of common stock is being sold to the public in this offering, minus $0.01, and the exercise price of each Pre-Funded Warrant is $0.01 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of the Pre-Funded Warrants sold in this offering. See “Description of Securities We Are Offering” for a discussion on the terms of the Pre-Funded Warrants.

Representative Warrants	We will also issue to the underwriter, or its designees, Representative Warrants to purchase up to shares of common stock, which represents 6.0% of the shares of our common stock sold in this offering, including pursuant to the option to purchase additional shares described below (and the shares of common stock issuable upon the exercise of the Pre-Funded Warrants) as part of the compensation payable to the underwriter in connection with this offering. Representative Warrants will have an exercise price of $ per share (which represents 125% of the offering price per share of common stock sold in this offering) and will be exercisable immediately and expire five years from the commencement of sales in this offering. Please refer to “Underwriting” for additional information with respect to the Representative Warrants.

Common stock to be outstanding after this offering	shares.

Underwriter’s option to purchase additional shares of common stock and Warrants	We have granted the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional shares of our common stock and/or Warrants to purchase up to shares of common stock, in any combination thereof, from us at the public offering price per share and per Warrant, less underwriting discounts and commissions.

Use of proceeds	We currently intend to use the net proceeds from this offering for the commercialization of ANJESO, pipeline development activities, and general corporate purposes. See “Use of Proceeds.”

Risk Factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 7 of the accompanying prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus supplement.

The Nasdaq Capital Market symbol	Our shares of common stock are traded on The Nasdaq Capital Market under the symbol “BXRX”. There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

The number of shares of our common stock to be outstanding immediately after this offering is based on 2,903,600 shares of our common stock outstanding as of February 23, 2022, and excludes as of such date:

•	124,162 shares of our common stock issuable upon the exercise of stock options outstanding, at a weighted-average exercise price of $76.26 per share;

•	40,190 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding;

•	94,429 shares of our common stock available for future issuance under our 2019 Equity Incentive Plan;

•	919 shares of our common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $0.35 per share;

•	15,060 shares of our common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $160.65 per share;

•	289,330 shares of our common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $42.00 per share;

•	17,357 shares of our common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $51.84375 per share;

•	17,654 shares of our common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $50.96875 per share;

•	294,298 shares of our common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $56.00 per share;

•	17,654 shares of our common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $70.00 per share;

•	18,854 shares of common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $70.00 per share;

•	400,812 shares of common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $31.50 per share;

•	24,046 shares of common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $37.1875 per share;

•	362,479 shares of common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $11.20 per share;

•	28,996 shares of common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $11.20 per share;

•	shares of common stock issuable upon the exercise of the Warrants and the Representative Warrants issued as part of this offering.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding stock options or warrants or settlement of the restricted stock units described above and no exercise of the underwriter’s option to purchase additional shares and Warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below and those discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated by our subsequent filings under the Exchange Act, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Financial Position and Capital Requirements

Our losses, negative cash flows from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern absent obtaining adequate new debt or equity financings.

Since inception, we have incurred significant net losses and may continue to incur net losses in the future. Our losses, negative cash flows from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern absent raising additional capital. As a result, our independent public accounting firm may include an explanatory paragraph regarding the same in its report to our Annual Report on Form 10-K for the year ended December 31, 2021. Substantial doubt about our ability to continue as a going concern may create negative reactions to the price of our common stock and we may have a more difficult time obtaining financing in the future as a result.

As of December 31, 2021, we had an accumulated deficit of $132.1 million, cash and cash equivalents of $15.9 million and current liabilities of $15.6 million. This amount will not meet our capital requirements over the next 12 months. We did not become a revenue-generating company until the second quarter of 2020, following the commercial launch of ANJESO. We expect our expenses relating to the commercialization of ANJESO, including those related to personnel, marketing and selling, to continue to increase. We expect to continue to incur losses for the foreseeable future as we continue our efforts to commercialize ANJESO and develop our other current and future product candidates. We have also incurred significant indebtedness. As of December 31, 2021, we had an outstanding balance of $10 million under our credit facility with MAM Eagle Lender. These factors, individually and collectively, raise substantial doubt about our ability to continue as a going concern, and therefore, could materially limit our ability to raise additional funds through an issuance of debt or equity securities or otherwise.

There can be no assurance that we will be able to raise sufficient additional capital on acceptable terms or at all. If such additional financing is not available on satisfactory terms, or is not available in sufficient amounts, or we do not have sufficient authorized shares, we may be required to delay, limit or eliminate the development of business opportunities and our ability to achieve our business objectives, our competitiveness, and our business, financial condition and results of operations will be materially adversely affected. In addition, the impact of the ongoing COVID-19 pandemic on the global financial markets may reduce our ability to access capital, which could negatively affect our liquidity and ability to continue as a going concern. In addition, the perception that we may not be able to continue as a going concern may cause others to choose not to deal with us due to concerns about our ability to meet our contractual obligations.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could harm our business, delay the commercialization of ANJESO and development of our pipeline product candidates and cause the price of our common stock to decline.

You will experience immediate dilution in the book value per share of the common stock purchased in the offering.

Since the public offering price of our common stock in this offering is substantially higher than the net tangible book value per share of our outstanding common stock outstanding prior to this offering, you will suffer dilution in the book value of the common stock you purchase in this offering. The exercise of outstanding stock options and warrants, including Warrants sold in this offering and the Representative Warrants, may result in further dilution of your investment. See the section titled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of options outstanding, will dilute your ownership interests and may adversely affect the future market price of our common stock.

We may need additional capital to fund the commercialization of ANJESO and the development, registration and commercialization of our product candidates. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition, we have a significant number of options to purchase shares of our common stock outstanding. If these securities are exercised, you may incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into, exercisable or exchangeable for, shares of our common stock in the future and those options or other securities are exercised, converted or exchanged, shareholders may experience further dilution.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

Upon completion of this offering, based on our shares outstanding as of December 31, 2021, we will have                  shares of common stock outstanding. Of these shares,                  are subject to a contractual lock-up with the underwriters for this offering for a period of 60 days following this offering. These shares can be sold, subject to any applicable volume limitations under federal securities laws, after the earlier of the expiration of, or release from, the 90-day lock-up period. The balance of our outstanding shares of common stock, including any shares purchased in this offering, may be resold into the public market immediately without restriction, unless owned or purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act of 1933, as amended, or the Securities Act.

As of December 31, 2021, there were approximately 166,487 shares subject to outstanding options and restricted stock unit awards or that are otherwise issuable under our equity compensation plans, all of which shares have, or will be, registered under the Securities Act on a registration statement on Form S-8. The registered shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described above, to the extent applicable.

As of February 23, 2022, we had outstanding warrants exercisable for 919 shares with an exercise price of $0.35 per share, outstanding warrants exercisable for 15,060 shares with an exercise price of $160.65 per share, outstanding warrants exercisable for 289,330 shares with an exercise price of $42.00 per share, outstanding warrants exercisable for 17,357 shares with an exercise price of $51.84375 per share, outstanding warrants exercisable for 17,654 shares with an exercise price of $50.96875 per share, outstanding warrants exercisable for 294,298 shares with an exercise price of $56.00 per share, outstanding warrants exercisable for 17,654 shares with an exercise price of $70.00 per share, outstanding warrants exercisable for 18,854 shares with an exercise price of $70.00 per share, outstanding warrants exercisable for 400,812 shares with an exercise price of $31.50 per share, outstanding warrants exercisable for 24,046 shares with an exercise price of $37.1875 per share, outstanding warrants exercisable for 362,479 shares with an exercise price of $11.20 per share and outstanding warrants exercisable for 28,996 shares with an exercise price of $11.20 per share. The shares of our common stock underlying such warrants will, upon issuance, be freely tradeable without restriction or further registration under the Securities Act.

There is no public market for the Warrants being offered in this offering.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited.

The holders of Warrants purchased in this offering will have no rights as common shareholders until such holders exercise their Warrants and acquires our common shares, except as set forth in the Warrants.

Until a holder of Warrants acquires the shares of common stock upon exercise of the Warrants, such holder will have no rights with respect to the shares of common stock underlying such Warrants, except as set forth in the Warrants. Upon exercise of the Warrants, holders will be entitled to exercise the rights of common shareholders only as to matters for which the record date occurs after the exercise date.

The Warrants are speculative in nature.

The Warrants do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, holders of the Warrants may exercise their right to acquire the common stock and pay an exercise price of $            per share for the Common Warrants and $0.01 per share for the Pre-Funded Warrants, subject to certain adjustments, commencing immediately upon issuance and for the Common Warrants, for a five-year period, after which period any unexercised Common Warrants will expire and have no further value. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Warrants, and consequently, it may not ever be profitable for holders of the Warrants to exercise the Warrants.

The market price and trading volume of our common stock has been and may continue to be volatile.

An active, liquid and orderly market for our common stock may not be sustained, which could depress the trading price of our common stock or cause it to continue to be highly volatile or subject to wide fluctuations. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include, among other things:

•	our ability to successfully commercialize ANJESO;

•

our ability to identify a strategic partner with appropriate sales and marketing capabilities and to enter into a strategic partnership on commercially acceptable terms with such partner to commercialize ANJESO outside the United States;

•	our ability to effectively manage the levels of production, distribution and delivery of ANJESO through our supply chain;

•	our ability to leverage our development experience to progress our other pipeline product candidates;

•	our ability to identify and successfully acquire or in-license new product candidates on acceptable terms;

•	U.S. Food and Drug Administration, or FDA, state or international regulatory actions, including actions on regulatory applications for ANJESO or any of our product candidates;

•	legislative or regulatory changes;

•	judicial pronouncements interpreting laws and regulations;

•	changes in government programs;

•	announcements of new products, services or technologies, commercial relationships, acquisitions or other events by us or our competitors;

•	market conditions in the pharmaceutical and biotechnology sectors;

•	fluctuations in stock market prices and trading volumes of similar companies;

•	changes in accounting principles;

•	litigation or public concern about the safety of our products or product candidates or similar products or product candidates;

•	sales of large blocks of our common stock, including sales by our executive officers, directors and significant shareholders;

•	our announcement of financing transactions, including debt, convertible notes, warrant exchanges, etc.;

•	our ability to maintain listing of our common stock on the Nasdaq Capital Market;

•	the ability to effectuate a reverse stock split or other similar change to our capital structure;

•	the continued negative effects of the COVID-19 pandemic on the global economy; and

•	actions by institutional shareholders.

These broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance. The stock market in general has from time to time experienced extreme price and volume fluctuations, including recently. In addition, in the past, following periods of volatility in the overall market and decreases in the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would,” “could,” “should,” “potential,” “seek,” “evaluate,” “pursue,” “continue,” “design,” “impact,” “affect,” “forecast,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference include, among other things, statements about:

•	our estimates regarding expenses, revenue, capital requirements and timing and availability of and the need for additional financing;

•	our ability to continue as a going concern for the next 12 months;

•	our ability to operate under significant indebtedness;

•	our ability to maintain the listing of our common stock on the Nasdaq Capital Market;

•

our ability to maintain regulatory approval for ANJESO and obtain regulatory approval for any other product candidates that we may develop, and any related restrictions, limitations, or warnings in the label of any approved product candidates;

•

our ability to successfully manage the timing, costs and other aspects of the commercialization of ANJESO, including setting an acceptable price for and obtaining adequate coverage and reimbursement of ANJESO;

•	our ability to successfully market, commercialize and achieve broad market acceptance for ANJESO and any of our other product candidates once approved;

•	the acceptance of ANJESO by the medical community, including physicians, patients, healthcare providers and hospital formularies;

•	our ability and that of our third-party manufacturers to successfully scale-up our commercial manufacturing process for ANJESO;

•	the results, timing and outcome of our clinical trials of our product candidates, and any future clinical and preclinical studies;

•	our relationships with Alkermes plc, or Alkermes, other third parties, licensors, collaborators, and our employees;

•	our ability to operate as a standalone company and execute our strategic priorities;

•	potential indemnification liabilities we may owe to Recro Pharma, Inc., or Recro, after the separation of Recro’s acute care business and transfer of such assets to us, or the Separation;

•

the effects of changes in our effective tax rate due to changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, tax impacts and net operating loss utilization related to the separation from Recro and changes in the tax laws;

•	our ability to comply with the regulatory schemes applicable to our business and other regulatory developments in the United States and foreign countries;

•

the performance of third-parties upon which we depend, including third-party contract research organizations, or CROs, and third-party suppliers, manufacturers including Alkermes and Patheon UK Limited, group purchasing organizations, distributors, and logistics providers;

•	our ability to obtain and maintain patent protection and defend our intellectual property rights against third-parties;

•	our ability to maintain our relationships, profitability and contracts with our key commercial partners;

•

our ability to defend any material litigation filed against us and avoid liabilities resulting from any material litigation, including any liabilities associated with the ongoing securities class action filed against Recro for which we have agreed to indemnify Recro;

•	our ability to recruit or retain key scientific, technical, commercial, and management personnel or to retain our executive officers;

•

our ability to raise future financing and attain profitability for continued development of our business and commercialization of ANJESO and our product candidates and to meet any required debt payments, and any milestone payments owing to Alkermes, or our other licensing and collaboration partners;

•

our ability to operate under increased leverage and associated lending covenants; to pay existing required interest and principal amortization payments when due; and/or to obtain acceptable refinancing alternatives; and

•

our expectations regarding the impact of the ongoing coronavirus 2019, or COVID-19, pandemic including, but not limited to, the availability of vaccines for COVID-19 and peoples’ willingness to avail themselves of such vaccines, the expected duration of disruption and immediate and long-term delays, disruption in the commercialization of ANJESO, our ability to access hospital systems and formulary committees, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, and the overall impact of the COVID-19 pandemic on our business, financial condition and results of operations.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly under “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of common stock and Warrants in this offering will be $            million after deducting the underwriting fees, discounts and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the Warrants or the Representative Warrants issued in this offering, or approximately $            if the underwriters exercise in full their option to purchase                additional shares and Common Warrants from us. We cannot predict when or if the Warrants or Representative Warrants will be exercised. It is possible that either some or all of the Warrants or the Representative Warrants may expire and may never be exercised.

We intend to use the net proceeds of the offering for the commercialization of ANJESO, pipeline development activities, and general corporate purposes.

These expected uses represent our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, as well as any new collaborations that we may enter into with third parties for our product candidates, the commercialization of our products or our product candidates, if approved, and any unforeseen cash needs. As a result, our management will have broad discretion in the application of the net proceeds from this offering, and the investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and our ability to pay cash dividends is currently restricted by the terms of our credit facility with MAM Eagle Lender, LLC. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends on our common stock will be made at the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects, anticipated cash needs, plans for expansion and any other factors deemed relevant by our board of directors.

DILUTION

If you invest in our common stock, your interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

As of September 30, 2021, our net tangible book value was $45.2 million, or $18.73 per share of common stock, based on 2,412,095 shares of common stock outstanding as of September 30, 2021. Our pro forma net tangible book value as of September 30, 2021 was approximately $(41.5) million, or $14.34 per share, after giving effect to our December 27, 2021 issuance and sale of 42,289.3 shares of Series A Convertible Preferred Stock (all of which have converted into an aggregate of 483,306 shares of common stock), warrants to purchase 362,479 shares of common stock and warrants to purchase 28,996 shares of common stock, or the December Offering.

After giving effect to our issuance and sale of                shares of common stock in this offering at the public offering price of $            per share, Common Warrants to purchase up to                shares of common stock in the aggregate amount of $            million in this offering at an offering price of $            per share of common stock, Pre-Funded Warrants to purchase up to            shares of common stock and Representative Warrants to purchase up to                shares of common stock in the aggregate amount of $            million in this offering at an offering price of $            per share of common stock, deducting the underwriter’s fees and expenses, our pro forma as adjusted net tangible book value as of September 30, 2021 would have been approximately $            million, or approximately $            per share. This represents an immediate increase in net tangible book value to existing shareholders of $            per share and an immediate dilution in net tangible book value of $            per share of our common stock to the investors purchasing securities in this offering.

The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering:

Combined public offering price per share or Pre-Funded Warrant and Common Warrant		$
Net tangible book value per share at September 30, 2021	$(18.73)
Pro forma increase in net tangible book value per share attributable to the December Offering			$4.39
Increase in net tangible book value per share attributable to this offering		$
Pro forma as adjusted net tangible book value per share after this offering
Dilution per share to new investors in this offering		$

Assuming the Warrants and Representative Warrants were immediately exercised, our pro forma as adjusted net tangible book value as of September 30, 2021 would have been $            or approximately $            per share of common stock (assuming                shares of common stock outstanding as of September 30, 2021 after giving effect to the issuance of                shares of common stock in this offering, the exercise of the Warrants for                shares of common stock issued in this offering and the exercise of the Representative Warrants for                shares of common stock issued in this offering), which represents an immediate dilution per share to new investors of $            per share of common stock, and an increase in net tangible book value per share to existing shareholders of $            per share of common stock.

If the underwriter exercises its option in full to purchase additional shares of common stock and/or Warrants, the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering

would be $            per share, and the dilution in net tangible book value per share to investors purchasing common stock in this offering would be $            per share.

The table and discussion above are based on 2,412,095 shares of our common stock outstanding as of September 30, 2021, and excludes as of such date:

•	102,873 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2021 at a weighted-average exercise price of $81.48 per share;

•	49,082 shares of our common stock issuable upon the vesting and settlement of restricted stock units outstanding as of September 30, 2021;

•	7,302 shares of our common stock available for future issuance as of September 30, 2021 under our 2019 Equity Incentive Plan;

•	919 shares of our common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $0.35 per share;

•	15,060 shares of our common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $160.65 per share;

•	289,330 shares of our common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $42.00 per share;

•	17,357 shares of our common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $51.84375 per share;

•	17,654 shares of our common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $50.96875 per share;

•	294,298 shares of our common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $56.00 per share;

•	17,654 shares of our common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $70.00 per share;

•	18,854 shares of common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $70.00 per share;

•	400,812 shares of common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $31.50 per share;

•	24,046 shares of common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $37.1875 per share;

•	362,479 shares of common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $11.20 per share;

•	28,996 shares of common stock issuable upon the exercise of warrants outstanding as of February 24, 2022 with an exercise price of $11.20 per share;

•	shares of common stock issuable upon the exercise of the Warrants and Representative Warrants issued as part of this offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and the Pennsylvania Business Corporation Law of 1988, as amended, or PCBL, are summaries and are qualified in their entirety by reference to the Amended by Restated Articles of Incorporation and the Amended and Restated Bylaws. We have filed copies of these documents with the SEC as exhibits to our registration statement, of which this prospectus supplement forms a part.

Pursuant to our Amended and Restated Articles of Incorporation, our authorized capital stock consists of 190,000,000 shares of common stock, par value of $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, to be designated from time to time by our board of directors.

As of February 23, 2022, there were 2,903,600 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, including the election of directors, and do not have cumulative voting rights. Directors are elected by a plurality of the votes cast.

Subject to preferences that may be applicable to any then-outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably dividends when, as, and if declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution, or winding up, holders of our common stock will be entitled to ratably receive the net assets of our company available after the payments of all debts and other liabilities and subject to the prior rights of the holders of any then-outstanding shares of preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights and privileges of the holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without further action by our shareholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of our common stock.

On December 27, 2021, pursuant to a Securities Purchase Agreement between us and certain institutional investors therein, we issued 42,289.3 shares of Series A Convertible Preferred Stock, or the Series A Preferred Stock. As of February 23, 2022, all 42,289.3 shares of Series A Preferred Stock were converted into an aggregate of 483,306 shares of common stock. Upon conversion, the shares of Series A Preferred Stock were cancelled and resumed the status of authorized but unissued shares of preferred stock and were no longer designated as Series A Preferred Stock.

Anti-Takeover Effects of Our Amended and Restated Articles of Incorporation and Our Amended and Restated Bylaws

Provisions of our amended and restated articles of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws:

•	divide our board of directors into three classes with staggered three-year terms;

•	provide that a special meeting of shareholders may be called only by a majority of our board of directors, the chairman of our board of directors, the chief executive officer or the president;

•

establish advance notice procedures with respect to shareholder proposals to be brought before a shareholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of director;

•	provide that shareholders may only act at a duly organized meeting; and

•

provide that members of our board of directors may be removed from office by our shareholders only for cause by the affirmative vote of 75% of the total voting power of all shares entitled to vote generally in the election of directors.

Our Amended and Restated Articles of Incorporation also provide that, unless we consent in writing to the selection of an alternative forum, a state or federal court located within the County of Philadelphia in the Commonwealth of Pennsylvania will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the PBCL, or (iv) any action asserting a claim peculiar to the relationships among or between our company and our officers, directors and shareholders.

The exclusive forum provision described above is intended to apply to the fullest extent permitted by law, including to actions arising under the Securities Act or the Exchange Act. However, the enforceability of exclusive forum provisions in the governing documents of other companies has been challenged in legal proceedings, and it is possible that a court could find our forum selection provision to be inapplicable or unenforceable with respect to actions arising under the Securities Act or the Exchange Act. Even if it is accepted that our exclusive forum provision applies to actions arising under the Securities Act, shareholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Anti-Takeover Provisions under Pennsylvania Law

Provisions of the PBCL applicable to us provide, among other things, that:

•

we may not engage in a business combination with an “interested shareholder,” generally defined as a holder of 20% of a corporation’s voting stock, during the five-year period after the interested shareholder became such except under certain specified circumstances;’

•

holders of our common stock may object to a “control transaction” involving us (a control transaction is defined as the acquisition by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of a corporation), and demand that they be paid a cash payment for the “fair value” of their shares from the “controlling person or group”;

•

holders of “control shares” will not be entitled to voting rights with respect to any shares in excess of specified thresholds, including 20% voting control, until the voting rights associated with such shares are restored by the affirmative vote of a majority of disinterested shares and the outstanding voting shares of the Company; and

•

any “profit,” as defined, realized by any person or group who is or was a “controlling person or group” with respect to us from the disposition of any equity securities of within 18 months after the person or group became a “controlling person or group” shall belong to and be recoverable by us.

Pennsylvania-chartered corporations may exempt themselves from these and other anti-takeover provisions. Our Amended and Restated Articles of Incorporation do not provide for exemption from the applicability of these or other anti-takeover provisions in the PBCL.

The provisions noted above may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which individual shareholders may consider to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price. As a result, shareholders who might wish to participate in such a transaction may not have an opportunity to do so. The provisions may make the removal of our board of directors or management more difficult. Furthermore, such provisions could result in our company being deemed less attractive to a potential acquiror and/or could result in our shareholders receiving a lesser amount of consideration for their shares of our common stock than otherwise could have been available either in the market generally and/or in a takeover.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Stock Market Listing

Our shares of common stock are listed for trading on The Nasdaq Capital Market under the symbol “BXRX.”

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described under the heading “Description of Capital Stock” in this prospectus supplement and the accompanying prospectus.

Common Warrants

The following is a summary of the material terms and provisions of the Common Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Common Warrants, which has been provided to the investor in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Common Warrant for a complete description of the terms and conditions of the Common Warrants.

Duration and Exercise Price

The Common Warrants offered hereby will have an exercise price of $            per share. The Common Warrants will be immediately exercisable and may be exercised at any time on or after the initial exercise date and on or before the five-year anniversary of the date of issuance. The exercise prices and numbers of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. Common Warrants will be issued in certificated form only.

Exercisability

The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the holder’s election) of our outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of common stock underlying the Common Warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrant.

Transferability

A Common Warrants may be transferred at the option of the holder upon surrender of the Common Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for any of the Common Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Common Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Common Warrant holders exercise their Common Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction.

Waivers and Amendments

No term of the Common Warrants may be amended or waived without the written consent of the holder of such Common Warrant.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrants, which has been provided to the investor in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

The Pre-Funded Warrants offered hereby will have an exercise price of $0.01 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise prices and numbers of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. Pre-Funded Warrants will be issued in certificated form only.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the holder’s election) of our outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Transferability

A Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for any of the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of shares of our common stock, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Waivers and Amendments

No term of the Pre-Funded Warrants may be amended or waived without the written consent of the holder of such Pre-Funded Warrant.

Representative Warrants

We have also agreed to issue to the underwriter the Representative Warrants to purchase up to 6.0% of the number of shares of common stock sold in this offering, including upon exercise of the option to purchase additional shares. The Representative Warrants will have the same terms as the Warrants described above, except that the Representative Warrants will have an exercise price of $            per share (which represents 125% of the offering price per share sold in this offering).

UNDERWRITING

We have entered into an underwriting agreement with H.C. Wainwright & Co., LLC, or Wainwright, or the underwriter, dated                 , 2022 the sole book-running manager of this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the number of shares of common stock and Warrants set forth opposite its name below. Our shares of common stock are listed on the Nasdaq Capital Market under the symbol “BXRX.”

UNDERWRITER	Number of Shares	Number of Pre-Funded Warrants	Number of Common Warrants
H.C. Wainwright & Co.

Pursuant to the underwriting agreement, the underwriter has agreed to purchase all of the shares of common stock and Warrants sold under the underwriting agreement if any of these shares of common stock and Warrants are purchased other than those shares of common stock and Warrants covered by the underwriter’s option to purchase additional shares of common stock and Warrants described below. The underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.

Discounts, Commissions and Expenses

The underwriter proposes to offer the shares of common stock, Pre-Funded Warrants, and accompanying Common Warrants pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $            per share and $             per Common Warrant. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the shares of common stock and Warrants to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriting discounts and commissions will be 7.0% of the gross proceeds of this offering, or $            per share of common stock or Pre-Funded Warrant and accompanying Common Warrant.

We have granted to the underwriter an option to purchase up to                additional shares of common stock and/or Common Warrants to purchase                shares of common stock, in any combination thereof, from us at the public offering price per share and per warrant, less the underwriting discount and commission The option is exercisable for 30 days from the date of this prospectus supplement.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares and warrants:

	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total without Option	Total with Option
Public offering price	$		$	$
Underwriting discounts and commissions	$		$	$
Proceeds, before expenses, to us	$		$	$

We estimate the total expenses payable by us for this offering to be approximately $                , which amount includes (i) a cash fee equal to 7.0% of the aggregate gross proceeds of this offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds raised in this offering payable to the underwriter; (iii) a $20,000 non-accountable expense allowance payable to the underwriter; (iv) the reimbursement of legal and out-of-pocket expenses up to $90,000 payable to the underwriter; (v) the underwriter’s clearing expenses in the amount of $15,950 in connection with this offering; and (vi) other estimated expenses of approximately $            which include legal, accounting, printing costs and various fees associated with the registration and listing of our shares. In addition, we have agreed to issue the Representative Warrants to the representative. See “Representative Warrants” below for additional detail.

Representative Warrants

We have agreed to issue to the underwriter, or its designees, the Representative Warrants to purchase up to                shares of our common stock which represents 6.0% of the number of shares being sold in this offering, including pursuant to the option to purchase additional shares and shares of the common stock issuable upon the exercise of the Pre-Funded Warrants. The Representative Warrants will have a term of five years from the commencement of sales in this offering and an exercise price equal to $            per share, which represents 125% of the offering price per share and accompanying Common Warrant sold in this offering. The Representative Warrants will be exercisable on the date of issuance.

Determination of Offering Price

The actual offering price of the securities we are offering will be negotiated between us and the underwriter based on the trading of our shares of common stock prior to the offering, among other things.

Nasdaq Capital Market Listing

Our stock is currently traded on the Nasdaq Capital Market under the symbol “BXRX”. On February    , 2022, the last reported sale price of our common stock was $            per share. We do not plan to list the Warrants or the Representative Warrants on the Nasdaq Capital Market or any other securities exchange or trading market.

Lock-Up Agreements

We have agreed to not sell any shares of our common stock or any securities convertible into or exercisable or exchangeable into share of common stock, subject to certain exceptions, for a period of 60 days after the date of this prospectus supplement unless we obtain prior written consent of the underwriter. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. The exceptions to the restriction include, among other things, the issuance of any shares of our capital stock or securities convertible into shares of our capital stock that are issued (i) pursuant to a stock or option plan, (ii) pursuant to the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of this prospectus supplement, and (iii) as consideration in an acquisition, merger or similar strategic transaction approved by a majority of the disinterested directors, provided that such securities are issued as “restricted securities” as defined in Rule 144 and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 60 days following the pricing of this offering, and provided that any such issuance shall only be to a person providing us business synergies and additional benefits in addition to the investment of funds, but shall not include a transaction in which we are issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

In addition, subject to certain limited circumstances, each of our directors and executive officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, subject to certain limited circumstances, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, or publicly announce any intention to do any of the foregoing, unless such directors and executive officers obtain prior written consent of the underwriter for a period of 60 days after the date of this prospectus supplement. This consent may be given at any time without public notice, and the underwriter may consent in its sole discretion. Such lock-up restriction does not apply to any securities acquired in this offering by our directors and executive officers.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and Exchange Act, and to contribute to payments that the underwriters may be required to make in respect of such liabilities.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in connection with our common stock. Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum.

Overallotment transactions involve sales by the underwriter of shares of common stock in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the overallotment option.

In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriter may close out any short position by exercising its overallotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Other Relationships

The underwriter acted as our exclusive placement agent for the registered direct offerings we consummated in November 2020, December 2020, January 2021, February 2021, May 2021, and December 2021 for which it received compensation.

From time to time, the underwriter may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the underwriter for any services.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement form a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors

[Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area (the “EEA”) that has implemented the Prospectus Regulation (as defined below) (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Regulation is implemented in that Relevant Member State, an offer of securities described in this prospectus may not be made to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•

by the underwriters to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Regulation, subject to obtaining the prior consent of H.C. Wainwright & Co., LLC for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

•

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For purposes of this provision, the expression an “offer of securities to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on its behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus. Accordingly, no purchaser of the securities is authorized to make any further offer of the securities on behalf of us or the underwriter.

The EEA selling restriction is in addition to any other selling restrictions set out in this prospectus.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Canada

Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the ordinary shares is directed only at (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (“the Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.]

LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered by this prospectus supplement will be passed upon for us by Troutman Pepper Hamilton Sanders LLP. Ellenoff Grossman & Schole LLP is acting as counsel to the underwriter in connection with this offering.

EXPERTS

The consolidated and combined financial statements of Baudax Bio, Inc. and its subsidiaries as of December 31, 2020 and 2019, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus supplement and the accompanying base prospectus forms a part, at the SEC’s Internet website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at http://www.baudaxbio.com. The content contained in, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 16, 2021;

•

Our Quarterly Reports on Form 10-Q for the quarters ended (i) March 31, 2021, filed with the SEC on May 5, 2021, (ii) June 30, 2021, filed with the SEC on August 5, 2021 and (iii) September  30, 2021, filed with the SEC on November 4, 2021;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Form DEF 14A, filed on March 11, 2021;

•

Our Current Reports on Form 8-K filed with the SEC (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) on January  5, 2021, January  22, 2021, January  22, 2021, January  26, 2021, February  9, 2021, February  16, 2021, March  11, 2021, April  7, 2021, April  8, 2021, April  26, 2021, May  5, 2021, May  17, 2021, June  1, 2021, June  21, 2021, July  16, 2021, August  5, 2021, August  11, 2021, September  14, 2021, November  4, 2021, November  12, 2021, December  16, 2021, December  17, 2021, December  28, 2021, February  10, 2022 and February 15, 2022 (in each case other than any portions thereof deemed furnished and not filed); and

•

the description of our common stock contained in our registration statement on Form 10 filed on November 8, 2019 (File No. 001-39101) with the SEC, including any amendment or report filed for the purpose of updating such description.

In addition, all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of our common stock shall be deemed incorporated by reference into this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement and the accompanying prospectus from the respective dates of filing such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “Filed” with the SEC, including any information furnished pursuant to items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in a document incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Claudia Styslinger, Argot Partners, 767 Third

Avenue, 29th Floor, New York, NY 10017, (212) 600-1902, email address: claudia@argotpartners.com. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://www.baudaxbio.com. The information contained on, or that can be accessed through, such website is not incorporated by reference and is not a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$100,000,000

BAUDAX BIO, INC.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Subscription Rights

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY DOCUMENT INCORPORATED BY REFERENCE THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BXRX.” On February 11, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.86 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 2, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus.

This prospectus provides you only with a general description of the securities that we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Baudax,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Baudax Bio, Inc., and its consolidated subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Solely for convenience, tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these tradenames.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act, and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “News & Investors” section of our website at www.baudaxbio.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 16, 2021;

•

Our Current Reports on Form 8-K filed with the SEC (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) on January  5, 2021, January  22, 2021, January  22, 2021, January  26, 2021 and February 9, 2021 (in each case other than any portions thereof deemed furnished and not filed); and

•

The description of our common stock contained in our Form 10 filed with the SEC on November 8, 2019 (File No. 001-39101), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number below. You may also access this information on our website at www.baudaxbio.com by viewing the “Financial & Filings” subsection of the “News & Investors” menu. No additional information is deemed to be part of or incorporated by reference into this prospectus.

Baudax Bio, Inc.

490 Lapp Road

Malvern, PA 19355

(484) 395-2440

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act about us and our subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “could,” “should,” “projects,” “plans,” “goal,” “targets,” “potential,” “estimates,” “pro forma,” “seeks,” “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include, but are not limited to, statements concerning:

•	our estimates regarding expenses, revenue, capital requirements and timing and availability of and the need for additional financing;

•	our ability to continue as a going concern for the next 12 months;

•	our ability to operate under significant indebtedness and obtain forgiveness of our Paycheck Protection Program Loan;

•

our ability to maintain regulatory approval for ANJESO® (meloxicam) injection, or ANJESO, and any other product candidates that we may develop, and any related restrictions, limitations, or warnings in the label of any approved product candidates;

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our ability to successfully manage the timing, costs and other aspects of the commercialization of ANJESO, including setting an acceptable price for and obtaining adequate coverage and reimbursement of ANJESO;

•	our ability to successfully market, commercialize and achieve broad market acceptance for ANJESO and any of our other product candidates once approved;

•	the acceptance of ANJESO by the medical community, including physicians, patients, healthcare providers and hospital formularies;

•	our ability and that of our third-party manufacturers to successfully scale-up our commercial manufacturing process for ANJESO;

•	the results, timing and outcome of our clinical trials of our product candidates, and any future clinical and preclinical studies;

•	our relationships with Recro Pharma, Inc., or Recro, Alkermes plc, or Alkermes, other third parties, licensors, collaborators, and our employees;

•	our ability to operate as a standalone company and execute our strategic priorities;

•	potential indemnification liabilities we may owe to Recro after the separation of Recro’s acute care business and transfer of such assets to us, or the Separation;

•

the effects of changes in our effective tax rate due to changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, tax impacts and net operating loss utilization related to the Separation and changes in the tax laws;

•	our ability to comply with the regulatory schemes applicable to our business and other regulatory developments in the United States and foreign countries;

•

the performance of third-parties upon which we depend, including third-party contract research organizations, or CROs, and third-party suppliers, manufacturers including Alkermes and Patheon UK Limited, group purchasing organizations, distributors and logistics providers;

•	our ability to obtain and maintain patent protection and defend our intellectual property rights against third parties;

•	our ability to maintain our relationships, profitability and contracts with our key commercial partners;

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our ability to defend any material litigation filed against us and avoid liabilities resulting from any material litigation, including any liabilities associated with the ongoing securities class action filed against Recro for which we have agreed to indemnify Recro;

•	our ability to recruit or retain key scientific, technical, commercial, and management personnel or to retain our executive officers;

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our ability to raise future financing and attain profitability for continued development of our business and commercialization of ANJESO and our product candidates and to meet any required debt payments, and any milestone payments owing to Alkermes, or our other licensing and collaboration partners;

•

our ability to operate under increased leverage and associated lending covenants; to pay existing required interest and principal amortization payments when due; and/or to obtain acceptable refinancing alternatives; and

•

our expectations regarding the impact of the ongoing coronavirus 2019, or COVID-19, pandemic including, but not limited to, the expected duration of disruption and immediate and long-term delays, disruption in the commercialization of ANJESO, our ability to access hospital systems and formulary committees, manufacturing and supply chain interruptions, adverse effects on healthcare systems and disruption of the global economy, and the overall impact of the COVID-19 pandemic on our business, financial condition and results of operations.

You should read this prospectus and the documents incorporated herein by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or related free writing prospectus and any document incorporated herein by reference herein and therein is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

ABOUT BAUDAX

Overview

We are a pharmaceutical company primarily focused on developing and commercializing innovative products for hospital and related acute care settings. We believe that we can bring valuable therapeutic options for patients, prescribers and payers to the hospital and related acute care markets.

Our first commercial product, ANJESO, had its New Drug Application, or NDA, approved by the United States Food and Drug Administration, or FDA, on February 20, 2020 for the management of moderate to severe pain, alone or in combination with other non-NSAID analgesics. ANJESO is a once daily intravenous, or IV, NSAID with preferential Cox-2 activity, which has successfully completed three Phase III studies, including two pivotal efficacy trials, a large double-blind Phase III safety trial and other safety studies for the management of moderate to severe pain. Overall, the total NDA program included over 1,400 patients. We have established sales management, marketing and reimbursement functions in connection with the commercialization of ANJESO in the United States.

We commenced our commercial launch of ANJESO in June of 2020. We utilize an internal sales team and collaborate with third parties who market ANJESO to health care professionals at our called-on institutions for the commercialization of ANJESO in the United States. We continue to evaluate strategic partnerships to commercialize ANJESO outside of the United States. In August 2020, the Centers for Medicare and Medicaid Services, or CMS, established a new permanent J-code for ANJESO, which became effective on October 1, 2020, facilitating reimbursement of ANJESO in the hospital outpatient, ambulatory surgery center and physician office settings of care. We have also entered into agreements with leading group purchasing organizations in the U.S., including Vizient Inc., and Premier Inc., as well as one of the top 3 integrated delivery networks for terms for availability of ANJESO to their member institutions. Over 65 institutions have added ANJESO to their formulary and the number of vials sold to end-customers (e.g., hospitals and ambulatory surgical centers) has increased over 80% in the fourth quarter of 2020 versus the third quarter of 2020. The average quarterly orders per account have increased over 60% from the third to fourth quarter, and the re-order rate is approximately 55% with a deepening usage pattern.

Our pipeline also includes other early-stage product candidates, including two novel neuromuscular blocking agents, or NMBAs, and a related proprietary chemical reversal agent and Dex-IN, a proprietary intranasal formulation of dexmedetomidine, or Dex, an alpha-2 adrenergic agonist that we are evaluating for possible partnering.

Corporate Information

We separated from Recro Pharma, Inc., or Recro, on November 21, 2019 as a result of a special dividend distribution of all the outstanding shares of our common stock to Recro shareholders, which we refer to as the Separation. On November 21, 2019, each Recro shareholder of record as of November 15, 2019 received one share of Baudax Bio’s common stock for every two and one-half shares of Recro common stock, or the Distribution. As a result of the Distribution, we became an independent public company.

Our principal executive offices are located at 490 Lapp Road, Malvern, PA 19355, and our telephone number is (484) 395-2440. Our website address is www.baudaxbio.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, together with any amendments or supplements thereto, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as set forth in any accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless the applicable prospectus supplement provides otherwise. General corporate purposes may include, and are not limited to, costs associated with commercialization of ANJESO, research and development costs, manufacturing costs, the acquisition or licensing of other businesses, products or product candidates, working capital and capital expenditures.

We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information.” For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Authorized Capital Stock. Our authorized capital stock consists of (i) 100,000,000 shares of common stock, par value $0.01 per share, of which 70,142,608 shares have been issued and are outstanding as of February 11, 2021, referred to as the capitalization date, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares have been issued and are outstanding as of the capitalization date. We do not hold any shares of our capital stock in its treasury.

Voting Rights. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. The holders of our common stock do not have any cumulative voting rights.

Dividends. Holders of our common stock are entitled to receive ratably any dividends declared by our Board of Directors, or Board, out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock.

No Preemptive or Similar Rights. Our common stock has no preemptive rights, conversion rights, redemption rights or other subscription rights or redemption or sinking fund provisions. In the event of a liquidation, dissolution or winding up of us, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “BXRX.” On February 11, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.86 per share. As of February 11, 2021, we had approximately 8 shareholders of record.

Preferred Stock

Our board of directors has the authority, without further action by our shareholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of our common stock. We have no current plans to issue any shares of preferred stock.

Anti-Takeover Effects of Our Amended and Restated Articles of Incorporation and Our Amended and Restated Bylaws

Provisions of our amended and restated articles of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated articles of incorporation and amended and restated bylaws:

•	Divide our board of directors into three classes with staggered three-year terms;

•	Provide that a special meeting of shareholders may only be called only by a majority of our board of directors, the chairman of our board of directors, the chief executive officer or the president;

•

Establish advance notice procedures with respect to shareholder proposals to be brought before a shareholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors;

•	Provide that shareholders may only act at a duly organized meeting;

•

Provide that certain provisions of the amended and restated articles of incorporation may only be amended with the affirmative vote of 66 2/3% of the holders of the outstanding shares of capital stock; and

•

Provide that members of our board of directors may be removed from office by our shareholders only for cause by the affirmative vote of 75% of the total voting power of all shares entitled to vote generally in the election of directors.

Our amended and restated articles of incorporation also provide that, unless we consent in writing to the selection of an alternative forum, a state or federal court located within the County of Philadelphia in the Commonwealth of Pennsylvania will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of our company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Pennsylvania Business Corporation Law, or the PBCL, or (iv) any action asserting a claim peculiar to the relationships among or between our company and our officers, directors and shareholders.

The exclusive forum provision described above is intended to apply to the fullest extent permitted by law, including to actions arising under the Securities Act or the Exchange Act. However, the enforceability of exclusive forum provisions in the governing documents of other companies has been challenged in legal proceedings, and it is possible that a court could find our forum selection provision to be inapplicable or unenforceable with respect to actions arising under the Securities Act or the Exchange Act. Even if it is accepted that our exclusive forum provision applies to actions arising under the Securities Act, shareholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Anti-Takeover Provisions under Pennsylvania Law

Pennsylvania Anti-Takeover Law

Provisions of the PBCL applicable to us provide, among other things, that:

•

we may not engage in a business combination with an “interested shareholder,” generally defined as a holder of 20% of a corporation’s voting stock, during the five-year period after the interested shareholder became such except under certain specified circumstances;

•

holders of our common stock may object to a “control transaction” involving us (a control transaction is defined as the acquisition by a person or group of persons acting in concert of at least 20% of the outstanding voting stock of a corporation), and demand that they be paid a cash payment for the “fair value” of their shares from the “controlling person or group”;

•

holders of “control shares” will not be entitled to voting rights with respect to any shares in excess of specified thresholds, including 20% voting control, until the voting rights associated with such shares are restored by the affirmative vote of a majority of disinterested shares and the outstanding voting shares of the Company; and

•

any “profit,” as defined, realized by any person or group who is or was a “controlling person or group” with respect to us from the disposition of any equity securities of within 18 months after the person or group became a “controlling person or group” shall belong to and be recoverable by us.

Pennsylvania-chartered corporations may exempt themselves from these and other anti-takeover provisions. Our amended and restated articles of incorporation do not provide for exemption from the applicability of these or other anti-takeover provisions in the PBCL.

The provisions noted above may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which individual shareholders may consider to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price. As a result, shareholders who might wish to participate in such a transaction may not have an opportunity to do so. The provisions may make the removal of our board of directors or management more difficult. Furthermore, such provisions could result our company being deemed less attractive to a potential acquiror and/or could result in our shareholders receiving a lesser amount of consideration for their shares of our common stock than otherwise could have been available either in the market generally and/or in a takeover.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a third party to be identified therein as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. We can issue an unlimited amount of debt securities under the indenture that may be issued in one or more series. Unless otherwise set forth in a resolution of our board of directors, a supplemental indenture or an officer’s certificate detailing the adopt of a series of debt securities, all securities in a series shall be identical. Debt securities may differ between series with respect to any term, provided, that all series of debt securities shall be equally and ratably entitled to the benefits of the indenture.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•

the obligation, if any, of the Company to redeem or repurchase the debt securities of a series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities of a series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Defaults and Notice”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and

•	if the debt securities of a series, in whole or any specified part, shall be defeasible.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Securities

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any person, or a successor person, unless:

•

the indenture shall remain in full force and effect and either we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and expressly assumes by a supplemental indenture executed and delivered to the trustee, all of our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Defaults and Notice

Unless otherwise specified in the resolution of our board of directors, supplemental indenture or officer’s certificate establishing a series of debt securities, “Event of Default” means with respect to any series of debt securities, any of the following:

•	failure to pay the principal of, or premium, if any, on any debt security when the same becomes due and payable at Maturity, upon acceleration, redemption or otherwise;

•	failure to make a payment of any interest on any debt security of such series when due and payable, and the default continues for a period of 30 days;

•

failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of the series or in the Indenture for 60 days after written notice from the trustee or the holders of not less than 25% of the aggregate principal amount of the debt securities of the series then outstanding, with such notice specifying the default, demanding that it be remedied and stating that the notice is a “Notice of Default”;

•	certain events relating to our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of a Significant Subsidiary;

•	certain cross defaults, if and as applicable; and

•	any other Event of Default specified in the resolution of our board of directors, supplemental indenture or officer’s certificate establishing such series of debt securities.

No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiary outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding (except as to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on, all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture and such rescission would not conflict with any judgment or decree. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The trustee is entitled to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. The holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee for such series, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee may decline to follow any such direction that conflicts with law or the indenture, or that the trustee determines may be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

No holder of any debt security of any series will have any right to institute any proceeding or pursue any remedy, with respect to the indenture or a series of debt securities, unless:

•	That holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

The holders of note less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has failed to institute the proceeding within 60 days and has not received from the holder of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within such 60 day periods.

No holder of debt securities under the indenture may use the indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder of debt securities.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default (except if such Default or Event of Default has been validly cured or waived before the trustee gives such notice). The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification of the Indenture

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•

to cure any ambiguity, defect or inconsistency or make any other change to the indenture or the debt securities that does not materially and adversely affect the rights of any holder of our debt securities under the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; or

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee.

We may also modify or supplement the indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or supplement. The holders of at least a majority in principal amount of the outstanding debt securities of each such series affected by the modifications or supplement may waive compliance by us in a particular instance with any provision of the indenture or the debt securities of such affected series of debt securities without notice to any holder of our debt securities. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

change the amount or time of any payment required by any debt security, or reduce the premium payable upon any redemption of any debt securities, or change the time before which no such redemption may be made;

•

waive a default in the payment of the principal of, or interest or premium, if any, on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	waive a redemption payment with respect to any debt security, or change any of the provisions with respect to the redemption of any debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity; or

•

make any change to certain provisions of the indenture relating to the rights of holders to institute suit with respect to the indenture or the debt securities of a series and the modification or supplement of the indenture or the debt securities of any series requiring the consent of holders of our debt securities.

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

This is referred to as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. No Personal Liability of Directors, Officers, Employees or Securityholders

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Baudax Bio.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Prospective purchasers of warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as warrants. The applicable prospectus supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the unites; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

As specified in any applicable prospectus supplement, we may issue subscription rights consisting of one or more debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•

an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities.

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together:

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	in “at-the-market” offerings (as defined in Rule 415 under the Securities Act);

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through a combination of any of these methods of sale; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution. We may effect the distribution of the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

For example, we may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may also sell securities through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The securities issued and sold under this prospectus will have no established trading market, other than our common stock, which is listed on Nasdaq. Any shares of our common stock sold pursuant to this prospectus will be eligible for listing and trading on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our common stock, may or may not be listed on a national securities exchange or other trading market.

We will set forth in a prospectus supplement:

•	the terms of any underwriting or other agreement that we reach relating to sales under this prospectus;

•	the method of distribution of the securities;

•	the names of any agents, underwriters or dealers, including any managing underwriters, used in the offering of securities;

•	the terms of any direct sales, including the terms of any bidding or auction process, or the terms of any other transactions;

•	any delayed delivery obligations to take the securities;

•	the compensation payable to agents, underwriters and dealers, which may be in the form of discounts, concessions or commissions;

•	any activities that may be undertaken by agents, underwriters and dealers to stabilize, maintain or otherwise affect the price of the securities; and

•	any indemnification and contribution obligations owing to agents, underwriters and dealers.

If we sell directly to institutional investors or others, they may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. Unless otherwise indicated in a prospectus supplement, if we sell through an agent, such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act. If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus supplement describing the method and terms of the offering.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for the applicable securities may be more than two scheduled business days after the trade date for the securities. Accordingly, in such a case, if a purchaser of securities wishes to trade securities on any date prior to the second business day before the original issue date for the securities, they will be required, by virtue of the fact that the securities initially are expected to settle more than two scheduled business days after the trade date for the securities, to make alternative settlement arrangements to prevent a failed settlement.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Troutman Pepper Hamilton Sanders LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine as to certain legal matters.

EXPERTS

The consolidated and combined financial statements of Baudax Bio, Inc. as of December 31, 2020 and 2019, and for each of the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated and combined financial statements contains an explanatory paragraph that states that Baudax Bio, Inc. has incurred recurring losses and negative cash flows from operations and has an accumulated deficit of $112.3 million as of December 31, 2020 that raise substantial doubt about its ability to continue as a going concern. The consolidated and combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

            Shares of Common Stock

Common Warrants to Purchase             Shares of Common Stock

Pre-Funded Warrants to Purchase up to             Shares of Common Stock

Representative Warrants to Purchase up to             Shares of Common Stock

(and the Shares of Common Stock issuable upon Exercise of the Common Warrants, Pre-Funded Warrants, and the Representative Warrants)

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

March     , 2022